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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 27, 2001

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                            IPALCO Enterprises, Inc.

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             (exact name of registrant as specified in its chapter)

   Indiana                           1-8644                        35-1575582
(State of other             (Commission File Number)              (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                          No.)

                               One Monument Circle
                           Indianapolis, Indiana 46204
              (Address of principal executive officers) (zip code)


       Registrant's telephone number, including area code: (317) 261-8261


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Change of Control of Registrant

          On March 27, 2001, The AES Corporation ("AES") completed its acquisition of IPALCO Enterprises, Inc. ("IPALCO") through a share exchange transaction in accordance with the Agreement and Plan of Share Exchange dated as of July 15, 2000, among AES and IPALCO (the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, IPALCO became a wholly-owned subsidiary of AES.

          At the effective time of the share exchange, each of the outstanding 89,685,177 shares of IPALCO common stock was converted into the right to receive
0.463 of a share AES common stock, for an aggregate purchase price of $2.15 billion and $890 million in assumed debt and preferred stock. Following the share exchange, AES owns all of the outstanding capital stock of IPALCO. The transaction was subject to certain conditions, including receipt of regulatory approvals, including that of the Federal Energy Regulatory Commission and the Securities and Exchange Commission ("SEC").

          As part of the SEC approval process, AES expects to restructure its ownership interests in CILCORP within a specified period of time in order to continue as an exempt holding company under the Public Utility Holding Company Act of 1935.

          The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement (which is incorporated herein by reference to the AES Registration Statement on Form S-4 filed on August 16, 2000 as amended on September 1, 2000 and September 14, 2000.)


Item 7. Financial Statements and Exhibits

     2.1 Agreement and Plan of Share Exchange dated as of July 15, 2000, between The AES Corporation and IPALCO Enterprises, Inc. (incorporated by reference to the AES Registration Statement on Form S-4 filed on August 16, 2000 as amended on September 1, 2000 and September 14,
          2000).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IPALCO ENTERPRISES, INC.


                                        By:  /s/  William R. Dodds
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                                             Name:  William R. Dodds
                                             Title: Secretary


Date:  March 27, 2001.